Exhibit 4.5

SECOND AMENDMENT TO

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT OF AUTOTRADER.COM, INC.

This Second Amendment to Amended and Restated Stockholders Agreement of AutoTrader.com, Inc. (this “Second Amendment”) is entered into effective as of this 14th day of June, 2012 (the “Effective Date”), by and among AutoTrader.com, Inc., a Delaware corporation (the “Company”), AutoTrader Group, Inc., a Delaware corporation (“ATG”), Manheim ATC, Inc., a Delaware corporation (“Manheim”), and Providence Equity Partners VI, L.P., a Delaware limited partnership (“Providence”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Stockholders Agreement (as defined below).

WHEREAS, the Company, Manheim, Providence and other stockholders of the Company are parties to that certain Amended and Restated Stockholders Agreement of AutoTrader.com, Inc. dated as of June 15, 2010, as amended by First Amendment to Amended and Restated Stockholders Agreement of AutoTrader.com, Inc. dated October 14, 2010 (collectively, the “Stockholders Agreement”), pursuant to which the parties have set forth their mutual agreement regarding various matters relating to the Company;

WHEREAS, Manheim and Providence are the only stockholders of the Company having a Percentage Interest (as defined in the Stockholders Agreement) equal to or greater than ten percent (10%) and, pursuant to Section 8.2 of the Stockholders Agreement, desire to amend the Stockholders Agreement as set forth in this Second Amendment;

WHEREAS, as of the Effective Date, the Company, ATG, AutoTrader Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of ATG (“Merger Sub”), are entering into an Agreement and Plan of Merger dated June     , 2012 (as amended, modified or supplemented from time to time, the “Merger Agreement”), pursuant to which Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the “Merger”);

WHEREAS, upon consummation of the Merger, ATC shall be a wholly-owned subsidiary of ATG; and

WHEREAS, the parties hereto desire to amend the Stockholders Agreement such that following the effectiveness of the Merger, all references to the Company in the Stockholders Agreement shall be deemed references to ATG.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties to this Second Amendment, intending legally to be bound, hereby agree as follows:

1. Amendment to References to Company. The parties hereby amend the Stockholders Agreement such that, following the Effective Time (as defined in the Merger Agreement), all references to the “Company” in the Stockholders Agreement shall be deemed references to ATG.

2. Effectiveness of Second Amendment. This Second Amendment is hereby effective as of the Effective Date.

3. Miscellaneous. This Second Amendment and the documents referred to herein represent the entire agreement of the parties regarding the subject matter hereof. This Second Amendment supersedes all prior negotiations between the parties with respect to the subject matter hereof and cannot be amended, supplemented or modified except by an instrument in writing which makes specific reference to this Second Amendment or the Stockholders Agreement and which is signed by Manheim and Providence. The Stockholders Agreement shall continue in full force and effect as amended and modified by this Second Amendment (it being understood that the amendments and modifications set forth in this Second Amendment shall be binding on all Stockholders in accordance with the terms of the Stockholders Agreement). The terms of this Second Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflict of laws principles thereof. This Second Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Second Amendment may also be executed via facsimile copy or in portable document format (pdf) of original signatures, each of which shall be deemed an original for all purposes.

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IN WITNESS WHEREOF, the parties have duly executed this Second Amendment as of the date first above written.

AUTOTRADER.COM, INC.

By:	/s/ Charles N. Bowen
Name:
Title:

AUTOTRADER GROUP, INC.

By:	/s/ Charles N. Bowen
Name:
Title:

MANHEIM ATC, INC.

By:	/s/ Charles N. Bowen
Name:
Title:

PROVIDENCE EQUITY PARTNERS VI L.P.

By: Providence Equity GP VI L.P., its sole general partner
By: Providence Equity Partners VI L.L.C., its sole general partner

By:	/s/ Michael J. Dominguez
Name:	Michael J. Dominguez
Title:	Managing Director

PEP VI-A AUTO TRADER AIV L.P.

By: PEP VI-A Auto Trader AIV GP LLC, its general partner

By:	/s/ Michael J. Dominguez
Name:	Michael J. Dominguez
Title:	Managing Director